4Q24 QUARTERLY UPDATE January 15, 2025

2 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 8 3 Financial Outlook 19 4 Appendix 22

Strong Execution Against our Three Strategic Pillars in 2024...

Building on a solid foundation laid in 2023 the pace of progress on BNY's multi-year transformation accelerated in 2024

BE MORE FOR OUR CLIENTS

- **Launched new commercial coverage model**, designed to deliver firmwide solutions at an accelerated pace, improve the client experience and deepen client relationships
- **Developed and introduced new products and solutions**
- **Acquired Archer** to enhance capabilities across the entire managed account ecosystem, including manufacturing, distribution and servicing

RUN OUR COMPANY BETTER

- **Commenced the phased transition into BNY's Platforms Operating Model**, with ~25% of employees working in the new model as of year-end 2024
- **Increased investments** in new client solutions, technology and our people
  - ~$250mm incremental investments expensed in 2024
  - ~$3.8bn firmwide Tech spend in 2024
- **Continued efficiency improvements**, resulting in ~$500mm of efficiency savings in 2024

POWER OUR CULTURE

- Significant progress on cultivating a **One BNY mentality** and **mission** to further align culture to commercial strategy
- **Completed brand refresh to "BNY"**, capturing the moment of the company's **240th Anniversary**
- **Attracted top talent** throughout the organization from recruiting BNY's largest intern and analyst classes to further rounding out the executive leadership team
- Further enhanced **learning and feedback** tools as well as **employee benefits** and strengthened **compensation practices**

3

BNY

…Drove Continued Delivery Against our Financial Goals

Record net income of $4.3bn on record revenue of $18.6bn with four consecutive quarters of positive operating leverage in 2024

2024 FINANCIAL HIGHLIGHTS

- **Record Financial Results:**
  - Revenue of $18.6bn up 5% YoY
  - Net income of $4.3bn up 41% YoY; up 13%[(a)] excluding notable items
  - EPS of $5.80 up 49% YoY; up 19%[(a)] excluding notable items
- **Margin Expansion:**
  - Expenses of $12.7bn down 4% YoY; up 1%[(a)] excluding notable items
  - 968 bps of operating leverage[(b)]; 288 bps[(a)] excluding notable items
  - Pre-tax margin of 31% up 7%-pts YoY; excluding notable items, pre-tax margin of 33%[(a)], up 2%-pts YoY
- **Improved Profitability:**
  - ROE of 11.9% and ROTCE of 22.8%[(c)], up 3.3%-pts and 6.0%-pts YoY, respectively; excluding notable items, ROTCE of 23.8%[(a)], up 2.0%-pts YoY
- **Attractive Capital Returns:** Returned $4.4bn to common shareholders, including $1.3bn of dividends and $3.1bn of share repurchases
  - Increased quarterly dividend by 12% in 3Q24
  - 102% total payout ratio for full-year 2024

	2024 OUTLOOK	2024 RESULT
Fee Revenue	Up YoY	**Up 6% YoY**
Net Interest Income	Down ~10% YoY	**Down 1% YoY**
Expenses *(excluding notable items)*	~ Flat YoY	**Up 1% YoY**[(a)]
Total Payout Ratio	≥100%	**102%**
Operating Leverage	≥0 bps	Reported: **968 bps** Adjusted: **288 bps**[(a)]

(a) Represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items.
(b) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(c) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.

4

BNY

5 Commercial Model Effective Cross-selling and Delivering Integrated Solutions • >20% increase in the number of strategic multi-line of business enterprise clients over the past 2 years • ~20% increase in cross-line of business referrals YoY; >30% increase in sales YoY from clients who bought from 3+ businesses Growth Investments Scaling Growth Investments including Wove, Archer, ETFs, Alternatives, Global Clearing etc. • Wove momentum accelerating with $29mm revenue booked in 2024, and an exit rate of ~$75mm at year-end • Pick-up in Archer new client wins following acquisition announcement in September • Global Clearing volumes up >10% YoY reflecting active issuance and trading as well as more clients and markets on our platform Platforms Operating Model Aligning Ourselves to our Role as a Financial Services Platform Company • ~25% of employees transitioned into the model by year-end 2024 • >80% of employees anticipated to be working in the model by year-end 2025 Digitization and AI Further Advancing Digitization and Scaling AI Hub • Driving down unit cost e.g., ~5% lower cost per custody trade, ~15% lower cost per NAV in traditional fund services over 2024 • Promoting AI tools among our workforce; ~35% of employees enabled for Eliza, BNY's AI platform, at year-end 2024 Capital Markets Issuance Activity, Trading Volumes and Volatility U.S. Wealth Market Secular Growth and Rising Complexity Alternatives Shift from Public to Private Markets and Democratization of Access Digital Assets Evolving Technology and Asset Class Outsourcing and Vendor Consolidation Trend to Leverage Scaled Platforms and Providers with Breadth of Capabilities COMPELLING MARKET TRENDS Unlocking Opportunity in 2025 Improving position to capitalize on market beta and trends while continuing to drive alpha through consistent execution of strategic priorities α CLEAR STRATEGIC PRIORITIES β

6 • Deliver Enhanced Commercial Model and Integrated Solutions • Scale Growth Investments and Continued Product Innovation • Platforms Operating Model Transition • Continued Digitization of Workflows • Leveraging New Technologies, including AI • Continue Attracting Top Talent • Further Enhance Learning & Development • Elevate Experiences & Sense of Belonging A Strong Value Proposition for our Clients, Shareholders and People Progress toward existing medium-term financial targets in 2024 reinforces our goal to meet or exceed targets through-the-cycle BE MORE FOR OUR CLIENTS RUN OUR COMPANY BETTER POWER OUR CULTURE MEDIUM-TERM FINANCIAL TARGETS ≥33% Pre-tax Margin 5.5 - 6% Tier 1 Leverage Ratio ≥23% ROTCE ~11% CET1 Ratio (a) (a) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 27 for information regarding forward-looking non-GAAP financial measures.

7 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 8 3 Financial Outlook 19 4 Appendix 22

8 2024 vs. $mm, except per share data or unless otherwise noted 2024 2023 2023 Income Statement Investment services fees $9,419 $8,843 7% Investment management and performance fees 3,139 3,058 3 Foreign exchange revenue 688 631 9 Other fee revenue 374 340 10 Total fee revenue $13,620 $12,872 6% Investment and other revenue 687 480 N/M Net interest income 4,312 4,345 (1) Total revenue $18,619 $17,697 5% Provision for credit losses 70 119 N/M Noninterest expense 12,701 13,295 (4) Income before income taxes $5,848 $4,283 37%   Net income applicable to common shareholders $4,336 $3,067 41% Avg. common shares and equivalents outstanding (mm) - diluted 748 788 (5)% EPS $5.80 $3.89 49%   Key Performance Indicators Operating leverage(a) 968 bps Pre-tax margin 31% 24% ROE 11.9% 8.6% ROTCE(b) 22.8% 16.8% Non-GAAP measures, excluding notable items(c) Adjusted total revenue $18,619 $17,847 4% Adjusted noninterest expense 12,480 12,302 1% Adjusted EPS 6.03 5.07 19% Adjusted operating leverage 288 bps Adjusted pre-tax margin 33% 30% Adjusted ROTCE 23.8% 21.8%   2024 Financial Results (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (c) Each of the below line items represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items. N/M – not meaningful.

9 • Revenue Growth: Revenue of $18.6bn up 5% YoY – Investment services fees up 7% YoY – Investment management and performance fees up 3% YoY – Foreign exchange revenue up 9% YoY – Net interest income down 1% YoY • Expense Discipline: Expense of $12.7bn down 4% YoY; up 1%(a) excluding notable items • Balance Sheet Strength: – Tier 1 leverage ratio of 5.7% and CET1 ratio of 11.2% – LCR of 115% and NSFR of 132% • Improved Profitability: – ROE of 11.9% and ROTCE of 22.8%(b), up 3.3%-pts and 6.0%-pts YoY, respectively; excluding notable items, ROTCE of 23.8%(a), up 2.0%-pts YoY • Attractive Capital Returns: Returned $4.4bn to common shareholders, including $1.3bn of dividends and $3.1bn of share repurchases – Increased quarterly dividend by 12% in 3Q24 – 102% total payout ratio for full-year 2024 2024 Financial Highlights + 19% Revenue: Adj. Pre-tax Margin(a): Adj. EPS(a): + 5% 33% ROTCE(b): 22.8% Tier 1 Leverage: 5.7% + 1%Adj. Expenses(a): (a) Represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items. (b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. Note: Above comparisons are 2024 vs. 2023, unless otherwise noted.

4Q24 Financial Results

$mm, except per share data or unless otherwise noted	4Q24	3Q24	4Q23	4Q24 vs. 3Q24	4Q24 vs. 4Q23
Income Statement					
Investment services fees	$2,438	$2,344	$2,242	4%	9%
Investment management and performance fees	808	794	743	2	9
Foreign exchange revenue	177	175	143	1	24
Other fee revenue	90	91	86	(1)	5
Total fee revenue	**$3,513**	**$3,404**	**$3,214**	**3%**	**9%**
Investment and other revenue	140	196	43	N/M	N/M
Net interest income	1,194	1,048	1,101	14	8
Total revenue	**$4,847**	**$4,648**	**$4,358**	**4%**	**11%**
Provision for credit losses	20	23	84	N/M	N/M
Noninterest expense	3,355	3,100	3,995	8	(16)
Income before income taxes	**$1,472**	**$1,525**	**$279**	**(3)%**	**428%**
Net income applicable to common shareholders	$1,130	$1,110	$162	2%	598%
Avg. common shares and equivalents outstanding *(mm)* - diluted	734	742	772	(1)%	(5)%
EPS	**$1.54**	**$1.50**	**$0.21**	**3%**	**633%**
Key Performance Indicators					
Operating leverage[(a)]				**(395) bps**	**2,724 bps**
Pre-tax margin	**30%**	**33%**	**6%**		
ROE	12.2%	12.0%	1.8%		
ROTCE[(b)]	**23.3%**	**22.8%**	**3.6%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$4,847	$4,648	$4,508	4%	8%
Adjusted noninterest expense	3,190	3,075	3,116	4	2
Adjusted EPS	1.72	1.52	1.29	13	33
Adjusted operating leverage				**54 bps**	**515 bps**
Adjusted pre-tax margin	**34%**	**33%**	**29%**		
Adjusted ROTCE	**26.1%**	**23.2%**	**21.1%**		

(a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

10

BNY

11 • Revenue Growth: Revenue of $4.8bn up 11% YoY – Investment services fees up 9% YoY – Investment management and performance fees up 9% YoY – Foreign exchange revenue up 24% YoY – Net interest income up 8% YoY • Expense Discipline: Expense of $3.4bn down 16% YoY; up 2%(a) excluding notable items • Balance Sheet Strength: – Average total deposits of $286bn up 5% YoY and up 1% QoQ – Tier 1 leverage ratio of 5.7% and CET1 ratio of 11.2% – LCR of 115% and NSFR of 132% • Profitability: – ROE of 12.2% and ROTCE(b) of 23.3%; excluding notable items, ROTCE of 26.1%(a) • Capital Returns: Returned $1.1bn to common shareholders, including $349mm of dividends and $750mm of share repurchases 4Q24 Financial Highlights (a) Represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items. (b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. Note: Above comparisons are 4Q24 vs. 4Q23, unless otherwise noted. + 33% Revenue: Adj. Pre-tax Margin(a): Adj. EPS(a): + 11% 34% ROTCE(b): 23.3% Tier 1 Leverage: 5.7% Adj. Expenses(a): + 2%

Capital and Liquidity

	4Q24	3Q24	4Q23
Consolidated regulatory capital ratios[a]			
Tier 1 capital ($mm)	$23,034	$23,972	$22,863
Average assets for Tier 1 leverage ratio ($mm)	402,064	398,381	383,705
Tier 1 leverage ratio	**5.7%**	**6.0%**	**6.0%**
Common Equity Tier 1 ("CET1") capital ($mm)	$18,754	$19,687	$18,534
Risk-weighted assets ($mm)	167,653	165,652	161,528
CET1 ratio	**11.2%**	**11.9%**	**11.5%**
Supplementary leverage ratio ("SLR")	6.5%	7.0%	7.3%
Consolidated regulatory liquidity ratios[a]			
Liquidity coverage ratio ("LCR")	115%	116%	117%
Net stable funding ratio ("NSFR")	132%	132%	135%
Capital returns			
Cash dividends per common share	$0.47	$0.47	$0.42
Common stock dividends ($mm)	$349	$353	$328
Common stock repurchases ($mm)	750	725	450
Total capital return ($mm)	**$1,099**	**$1,078**	**$778**
Total payout ratio	97%	97%	480%
Profitability			
ROE	12.2%	12.0%	1.8%
ROTCE[b]	23.3%	22.8%	3.6%
Adjusted ROTCE[c]	**26.1%**	**23.2%**	**21.1%**

CAPITAL

- **Tier 1 leverage ratio** of 5.7% down 29 bps QoQ
  - Tier 1 capital of $23.0bn decreased $938mm QoQ, primarily reflecting a decline in accumulated other comprehensive income and capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings
  - Average assets for Tier 1 leverage ratio of $402.1bn increased $3.7bn QoQ
- **CET1 ratio** of 11.2% down 70 bps QoQ
  - CET1 capital of $18.8bn decreased $933mm QoQ, primarily reflecting a decline in accumulated other comprehensive income and capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings
  - RWA of $167.7bn increased by $2.0bn QoQ

LIQUIDITY

- **LCR** of 115% down 1%-pt QoQ
- **NSFR** of 132% flat QoQ

(a) Note: See page 23 in the Appendix for corresponding footnotes.
(b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items.

12

BNY

13 1,101 1,040 1,030 1,048 1,194 4Q23 1Q24 2Q24 3Q24 4Q24 4Q24 vs.   4Q24   3Q24   4Q23   Total assets $420 1% 5% Total interest-earning assets $358 —% 4% Cash and reverse repo 143 — (2) Loans 69 — 5 Investment securities 140 — 10 Noninterest-bearing $51 7% (3)% Interest-bearing 235 (1) 7 Total deposits $286 1% 5%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.26% 1.19% 1.15% 1.16% 1.32% 4Q23 1Q24 2Q24 3Q24 4Q24 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,194mm up 8% YoY and up 14% QoQ – QoQ increase primarily reflecting the reinvestment of maturing investment securities at higher yields, partially offset by deposit margin compression • Net interest margin of 1.32% up 6 bps YoY and up 16 bps QoQ • Avg. total deposits of $286bn up 5% YoY and up 1% QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	**4Q24**	**4Q24 vs. 3Q24**	**4Q24 vs. 4Q23**
Asset Servicing	$1,042	2%	7%
Issuer Services	295	4	4
Total investment services fees	**$1,337**	**2%**	**6%**
Foreign exchange revenue	147	7	25
Other fees[a]	62	9	15
Investment and other revenue	97	N/M	N/M
Net interest income	681	12	7
Total revenue	**$2,324**	**5%**	**7%**
Provision for credit losses	15	N/M	N/M
Noninterest expense	1,666	7	1
Income before income taxes	**$643**	**–%**	**39%**

Key Performance Indicators

$bn, unless otherwise noted	**4Q24**	**3Q24**	**4Q23**
Pre-tax margin	28%	29%	21%
Assets under custody and/or administration ("AUC/A")*(trn)*[b][c]	$37.7	$37.5	$34.2
Deposits *(average)*	$181	$181	$171
Issuer Services			
Total debt serviced *(trn)*	$14.1	$14.3	$14.0
Number of sponsored Depositary Receipts programs	499	507	543

- **Total revenue** of $2,324mm **up 7% YoY**
  - Investment services fees up 6% YoY
    - > Asset Servicing up 7% YoY, primarily reflecting higher market values, client activity and net new business
    - > Issuer Services up 4% YoY, primarily reflecting higher Corporate Trust fees, partially offset by lower Depositary Receipts fees
  - Foreign exchange revenue up 25% YoY
  - Net interest income up 7% YoY
- **Noninterest expense** of $1,666mm **up 1% YoY**, primarily reflecting higher litigation reserves, employee merit increases and higher investments, partially offset by efficiency savings
- **Income before income taxes** of $643mm **up 39% YoY**

Note: See page 23 in the Appendix for corresponding footnotes.
N/M – not meaningful.

14

BNY

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	4Q24	4Q24 vs. 3Q24	4Q24 vs. 4Q23
Pershing	$516	9%	9%
Treasury Services	206	3	15
Clearance and Collateral Management	364	3	13
Total investment services fees	**$1,086**	**6%**	**12%**
Foreign exchange revenue	27	17	29
Other fees[a]	61	5	22
Investment and other revenue	19	N/M	N/M
Net interest income	474	14	9
Total revenue	**$1,667**	**8%**	**11%**
Provision for credit losses	9	N/M	N/M
Noninterest expense	852	2	2
Income before income taxes	**$806**	**14%**	**28%**

Key Performance Indicators

$bn, unless otherwise noted	4Q24	3Q24	4Q23
Pre-tax margin	48%	46%	42%
AUC/A *(trn)*[b][c]	$14.1	$14.3	$13.3
Deposits *(average)*	$91	$89	$88
Pershing			
AUC/A *(trn)*[b]	$2.7	$2.7	$2.5
Net new assets (U.S. platform)[d]	41	(22)	(4)
Daily average revenue trades (DARTs) (U.S. platform) *('000)*	254	251	229
Average active clearing accounts *('000)*	8,260	8,085	8,012
Treasury Services			
U.S. dollar payment volumes *(daily average)*	250,714	242,243	243,005
Clearance and Collateral Management			
Tri-party collateral management balances *(average)*	$5,561	$5,511	$5,248

- **Total revenue** of $1,667mm **up 11% YoY**
  - Investment services fees up 12% YoY
    - > Pershing up 9% YoY, primarily reflecting higher market values and client activity
    - > Treasury Services up 15% YoY, primarily reflecting net new business
    - > Clearance and Collateral Management up 13% YoY, primarily reflecting higher collateral management fees and clearance volumes
  - Foreign exchange revenue up 29% YoY
  - Net interest income up 9% YoY
- **Noninterest expense** of $852mm **up 2% YoY**, primarily reflecting higher revenue-related expenses, investments and employee merit increases, partially offset by efficiency savings and lower litigation reserves
- **Income before income taxes** of $806mm **up 28% YoY**

Note: See page 23 in the Appendix for corresponding footnotes.
N/M – not meaningful.

15
BNY

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	4Q24	4Q24 vs. 3Q24	4Q24 vs. 4Q23
Investment management fees	$789	1%	9%
Performance fees	20	N/M	N/M
Distribution and servicing fees	68	—	3
Other fees[a]	(64)	N/M	N/M
Investment and other revenue[b]	13	N/M	N/M
Net interest income	47	4	4
Total revenue	**$873**	**3%**	**29%**
Provision for credit losses	—	N/M	N/M
Noninterest expense	700	4	2
Income before income taxes	**$173**	**(2)%**	**N/M**
Total revenue by line of business:			
Investment Management	$585	3%	41%
Wealth Management	288	3	9
Total revenue	**$873**	**3%**	**29%**

Key Performance Indicators

$bn, unless otherwise noted	4Q24	3Q24	4Q23
Pre-tax margin	20%	21%	(1)%
Deposits *(average)*	$10	$10	$12
Assets under management ("AUM")[c]	$2,029	$2,144	$1,974
Long-term active strategies net flows	$(20)	$(8)	$4
Index net flows	(7)	(16)	(10)
Short-term strategies net flows	12	24	7
Total net flows	$(15)	—	1
Wealth Management			
Client assets[d]	$327	$333	$312

- **Total revenue** of $873mm **up 29% YoY**
  - Investment Management up 41% YoY, primarily reflecting the 4Q23 reduction in the fair value of a contingent consideration receivable and higher market values, partially offset by the mix of AUM flows
    - > Excluding notable items, Investment Management up 5% YoY[e]
  - Wealth Management up 9% YoY, primarily reflecting higher market values and net interest income, partially offset by changes in product mix
- **Noninterest expense** of $700mm **up 2% YoY**, primarily reflecting higher revenue-related expenses and employee merit increases, partially offset by efficiency savings
- **Income before income taxes** of $173mm; $189mm excluding notable items, **up 24% YoY**[e]
- **AUM** of $2.0trn **up 3% YoY**, primarily reflecting higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar
- Wealth Management **client assets** of $327bn **up 5% YoY**, primarily reflecting higher market values and cumulative net inflows

Note: See page 23 in the Appendix for corresponding footnotes.
(e) Represents a non-GAAP measure. See page 26 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items.
N/M – not meaningful.

16

BNY

17 $mm, unless otherwise noted 4Q24 3Q24 4Q23 Fee revenue $(20) $(1) $(17) Investment and other revenue 9 55 38 Net interest (expense) (8) (21) (15) Total revenue $(19) $33 $6 Provision for credit losses (4) — (6) Noninterest expense 137 37 820 (Loss) before income taxes $(152) $(4) $(808)                 Other Segment Select Income Statement Data Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – YoY decrease primarily reflecting strategic equity investment gains recorded in 4Q23 – QoQ decrease primarily reflecting higher net losses on sales of securities and gains on real estate and other investments recorded in 3Q24 • Noninterest expense decreased YoY, primarily reflecting adjustments for the FDIC special assessment recorded in 4Q23; QoQ increase primarily reflecting higher severance expense and the impact of the adjustments to the FDIC special assessment

18 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 8 3 Financial Outlook 19 4 Appendix 22

19 Up YoY Up 1 – 2% YoY 100% +/- Positive $4.3bn $13.6bn $12.5bn Up Mid-Single-Digits % YoY • Market-implied forward interest rates • Higher reinvestment yields • Changes in deposit mix • Incremental investments • Higher revenue-related expenses • Efficiency savings • AOCI-impact of interest rate volatility • Balance sheet growth opportunities • Higher organic growth • Unfavorable impact of a stronger U.S. dollar Net Interest Income 2025 Financial Outlook Positioned for higher organic growth and continued capital returns while remaining focused on driving positive operating leverage 2024 BASIS 2025 OUTLOOK Fee Revenue Expenses (excluding notable items) Total Payout Ratio Operating Leverage KEY ASSUMPTIONS (a) Note: 2025 financial outlook based on market-implied forward interest rates as of year-end 2024. (b) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of expenses excluding notable items. (c) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 27 for information regarding forward-looking non-GAAP financial measures. (d) Operating leverage is the rate of increase (decrease) in total revenue growth less the rate of increase (decrease) in total noninterest expense growth. (b) (a) (c) (d)

20 Medium-term Financial Targets Progress toward existing medium-term financial targets in 2024 reinforces our goal to meet or exceed targets through-the-cycle FIRMWIDE MEDIUM-TERM FINANCIAL TARGETS ≥33% Pre-tax Margin 5.5 - 6% Tier 1 Leverage Ratio ≥23% ROTCE ~11% CET1 Ratio SECURITIES SERVICES MARKET & WEALTH SERVICES INVESTMENT & WEALTH MANAGEMENT ≥30% Pre-tax Margin ~45% Pre-tax Margin ≥25% Pre-tax Margin (a) (a) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 27 for information regarding forward-looking non-GAAP financial measures.

21 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 8 3 Financial Outlook 19 4 Appendix 22

BNY Platforms Operating Model

Over the course of 2025 ~60% of BNY's employees planned to transition to a new way of working

WHY change the way we work?

- Aligning ourselves to our role as a financial services platform company
- **FOR OUR CLIENTS:** Enable more intuitive client journeys, streamline services and capabilities, anticipate unmet needs, accelerate speed to market, leverage the power of data
- **FOR OUR COMPANY:** Break down silos, reduce bureaucracy, simplify processes, embrace new technologies, continue to prioritize resilience
- **FOR OUR PEOPLE:** Empower decision making, emphasize prioritization, reduce duplicative processes, develop new skills, create new opportunities

WHAT is the Platforms Operating Model and **HOW** does it work?

- BNY's Platforms Operating Model is a system for organizing work, driving priorities and delivering results while managing risk
- **ENABLE** simplification and collaboration through cross-functional teams
- **UNITE** related capabilities to create enterprise platforms

- **STREAMLINE** similar functions and processes
- **SCALE** capabilities in adaptable and reusable ways across the company
- **RE-ORIENT** business areas into revenue-generating client platforms
- **OPTIMIZE** what we deliver to the market with how we work together

WHEN will BNY's Platforms Operating Model be implemented?

4Q22	2023	2024	2025	2026	2027 and beyond
• Exploration phase	• Designed, launched and completed two pilots • Appointed key leaders and designed first transition wave	• Mobilized and activated two transition waves, representing ~25% of employees	• Mobilize and activate further transition waves, representing an incremental ~60% of employees	• Complete transition • Explore potential opportunities to commercialize internal enterprise platforms	• Harness full benefit of the Platforms Operating Model (e.g., tech platform consolidation)

22

BNY

23 Footnotes Page 12 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for December 31, 2024 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for December 31, 2024, was the Standardized Approach, for September 30, 2024, was the Standardized Approach and for December 31, 2023, was the Advanced Approaches. Page 14 – Securities Services (a) Other fees primarily include financing-related fees. (b) December 31, 2024 information is preliminary. (c) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.8 trillion at December 31, 2024, $1.9 trillion at September 30, 2024 and $1.7 trillion at December 31, 2023. Page 15 – Market and Wealth Services (a) Other fees primarily include financing-related fees. (b) December 31, 2024 information is preliminary. (c) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (d) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 16 – Investment and Wealth Management (a) Other fees primarily include investment services fees. (b) Investment and other revenue is net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds. (c) December 31, 2024 information is preliminary. Represents assets managed in the Investment and Wealth Management business segment. (d) December 31, 2024 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business.

24 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 4Q24 vs. 2024 vs.  $mm, except per share amounts 4Q24 3Q24 4Q23 3Q24 4Q23 2024 2023 2023 Total revenue – GAAP $4,847 $4,648 $4,358 4% 11% $18,619 $17,697 5% Less: Reduction in the fair value of a contingent consideration receivable(a) — — (144) — (144) Disposal (loss)(a) — — (6) — (6) Adjusted total revenue, ex-notables — Non-GAAP $4,847 $4,648 $4,508 4% 8% $18,619 $17,847 4% Noninterest expense – GAAP $3,355 $3,100 $3,995 8% (16)% $12,701 $13,295 (4)% Less: Severance expense(b) 135 40 200 240 267 Litigation reserves(b) 38 2 47 44 94 FDIC special assessment(b) (8) (17) 632 (63) 632 Adjusted noninterest expense, ex-notables — Non-GAAP $3,190 $3,075 $3,116 4% 2% $12,480 $12,302 1% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,130 $1,110 $162 2% 598% $4,336 $3,067 41% Less: Reduction in the fair value of a contingent consideration receivable(a) — — (144) — (144) Disposal (loss)(a) — — (5) — (5) Severance expense(b) (103) (31) (153) (183) (205) Litigation reserves(b) (37) (2) (47) (41) (91) FDIC special assessment(b) 6 13 (482) 48 (482) Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $1,264 $1,130 $993 12% 27% $4,512 $3,994 13% Diluted earnings per share – GAAP $1.54 $1.50 $0.21 3% 633% $5.80 $3.89 49% Less: Reduction in the fair value of a contingent consideration receivable(a) — — (0.19) — (0.18) Disposal (loss)(a) — — (0.01) — (0.01) Severance expense(b) (0.14) (0.04) (0.20) (0.24) (0.26) Litigation reserves(b) (0.05) — (0.06) (0.05) (0.12) FDIC special assessment(b) 0.01 0.02 (0.62) 0.06 (0.61) Adjusted diluted earnings per share — Non-GAAP $1.72 $1.52 $1.29 13% 33% $6.03 $5.07 19% Operating leverage – GAAP(c) (395) bps 2,724 bps 968 bps Adjusted operating leverage — Non-GAAP(c) 54 bps 515 bps 288 bps Pre-tax operating margin – GAAP(d) 30% 33% 6% 31% 24% 7% Adjusted pre-tax operating margin — Non-GAAP(d) 34% 33% 29% 33% 30% 2% (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (d) Income before taxes divided by total revenue. See the 4Q24 Earnings Release for additional information.

Return on Common Equity and Tangible Common Equity Reconciliation

$mm	4Q24	3Q24	4Q23	2024	2023
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,130	$1,110	$162	$4,336	$3,067
Add: Amortization of intangible assets	13	12	14	50	57
Less: Tax impact of amortization of intangible assets	3	3	4	12	14
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	**$1,140**	**$1,119**	**$172**	**$4,374**	**$3,110**
Less: Reduction in the fair value of a contingent consideration receivable[a]	—	—	(144)	—	(144)
Disposal (loss)[a]	—	—	(5)	—	(5)
Severance expense[b]	(103)	(31)	(153)	(183)	(205)
Litigation reserves[b]	(37)	(2)	(47)	(41)	(91)
FDIC special assessment[b]	6	13	(482)	48	(482)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	**$1,274**	**$1,139**	**$1,003**	**$4,550**	**$4,037**
Average common shareholders' equity	$36,923	$36,772	$36,050	$36,413	$35,767
Less: Average goodwill	16,515	16,281	16,199	16,316	16,204
Average intangible assets	2,846	2,827	2,858	2,839	2,880
Add: Deferred tax liability – tax deductible goodwill	1,221	1,220	1,205	1,221	1,205
Deferred tax liability – intangible assets	665	656	657	665	657
Average tangible common shareholders' equity – Non-GAAP	$19,448	$19,540	$18,855	$19,144	$18,545
Return on common equity[c] – GAAP	12.2%	12.0%	1.8%	11.9%	8.6%
Adjusted return on common equity[c] – Non-GAAP	13.6%	12.2%	10.9%	12.4%	11.2%
Return on tangible common equity[c] – Non-GAAP	23.3%	22.8%	3.6%	22.8%	16.8%
Adjusted return on tangible common equity[c] – Non-GAAP	26.1%	23.2%	21.1%	23.8%	21.8%

(a) Reflected in Investment and other revenue.
(b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c) Returns are annualized.

25

BNY

26 4Q24 vs.  $mm 4Q24 4Q23 4Q23 Total revenue – GAAP $585 $415 41% Less: Reduction in the fair value of a contingent consideration receivable(a) — (144) Adjusted total revenue, ex-notables — Non-GAAP $585 $559 5% Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items – Investment Management Reconciliation of Non-GAAP Measures – Impact of Notable Items – Investment and Wealth Management 4Q24 vs.  $mm 4Q24 4Q23 4Q23 Income (loss) before taxes – GAAP $173 $(4) N/M Less: Reduction in the fair value of a contingent consideration receivable(a) — (144) Severance expense(b) (15) (12) Litigation reserves(b) (1) — Adjusted income before taxes, ex-notables — Non-GAAP $189 $152 24% (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense and Litigation reserves in Other expense, respectively.

27 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest income, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, digital assets, client experience, strategic priorities and initiatives, acquisitions, related integration and divestiture activity, transition to a platforms operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2024. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: changing levels of inflation and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the US, Europe and other regions; the impacts of continued hostilities in the Middle East; uncertainty in the political landscape; our ability to execute against our strategic initiatives; potential increased regulatory requirements and costs; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 (the “2023 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook and our medium-term financial targets, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on net interest income are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet size, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on fee revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure and our ability to launch new products to, and expand relationships with, existing clients. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our medium-term financial targets at our business segments are similarly subject to the factors described above, but may be more significantly impacted by positive or negative events or trends that have a disproportionate impact on a particular business segment. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases, as well as our outlook on total payout ratio, are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2023 Annual Report, the fourth quarter 2024 earnings release and the fourth quarter 2024 financial supplement, which are available at www.bny.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for expenses excluding notable items and for return on tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement